                                                                    Exhibit 12.1

                    Computation of Earnings to Fixed Charges
                    ----------------------------------------
                        (in millions, except ratio data)

                                                         Year Ended                            Year Ended
                                                     December 31, 1999                     December 31, 2000
                                               -----------------------------          ----------------------------
                                               DDi Capital         DDi Corp.          DDi Capital        DDi Corp.
                                               -----------         ---------          -----------        ---------
Earnings:
Income before provision for income taxes             (19.3)            (24.8)                48.8             51.6
Plus: fixed charges                                   42.4              47.7                 37.5             43.1
                                                     -----             -----                -----            -----
                                                      23.1              22.9                 86.3             94.7
                                                     -----             -----                -----            -----
Fixed Charges:
Interest Expense (income), net                        41.4              46.7                 36.3             41.2
One-third of rent expense (a)                          1.0               1.0                  1.2              1.9
                                                     -----             -----                -----            -----
                                                      42.4              47.7                 37.5             43.1
                                                     -----             -----                -----            -----
Earnings to fixed charges ratio                        0.5               0.5                  2.3              2.2
                                                     =====             =====                =====            =====
Earnings deficiency, if applicable                   (19.3)            (24.8)                 n/a              n/a
                                                     =====             =====                =====            =====



                                                         Year Ended                            Year Ended
                                                     December 31, 2001                     December 31, 2002
                                               -----------------------------          ----------------------------
                                               DDi Capital         DDi Corp.          DDi Capital        DDi Corp.
                                               -----------         ---------          -----------        ---------
Earnings:
Income before provision for income taxes             (86.3)            (85.1)              (183.0)          (273.8)
Plus: fixed charges                                   16.9              24.6                 10.9             25.4
                                                     -----             -----               ------           ------
                                                     (69.4)            (60.5)              (172.1)          (248.4)
                                                     -----             -----               ------           ------
Fixed Charges:
Interest Expense (income), net                        14.8              22.1                  8.6             22.1
One-third of rent expense (a)                          2.1               2.5                  2.3              3.2
                                                     -----             -----               ------           ------
                                                      16.9              24.6                 10.9             25.3
                                                     -----             -----               ------           ------
Earnings to fixed charges ratio                       (4.1)             (2.5)              (15.75)           (9.79)
                                                     =====             =====               ======           ======
Earnings deficiency, if applicable                   (86.3)            (85.1)              (183.0)          (273.8)
                                                     =====             =====               ======           ======

(a) Based on the amount reported as rent expense under operating leases in the Company's historical financial statements.